As filed with the Securities and Exchange Commission on August 23, 1996

                                                   Registration No. 333-______


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                            OVID TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

    DELAWARE                                       13-3333-107
    (State or other juris-                         (I.R.S. Employer
    diction of incorporation                       Identification
    or organization)                               Number)

                              333 SEVENTH AVENUE
                           NEW YORK, NEW YORK 10001
                                (212) 563-3006

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            OVID TECHNOLOGIES, INC.
                            1993 STOCK OPTION PLAN
                           (Full title of the plan)
                               ----------------
                              JERRY P. MCAULIFFE
                            OVID TECHNOLOGIES, INC.
                              333 SEVENTH AVENUE
                           NEW YORK, NEW YORK 10001
                                (212) 563-3006

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
      Copies of all communications, including all communications sent to the agent for service, should be sent to:

                           SHELDON G. NUSSBAUM, ESQ.
                          FULBRIGHT & JAWORSKI L.L.P.
                               666 FIFTH AVENUE
                           NEW YORK, NEW YORK 10103
                                (212) 318-3000
                               ----------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: On or after the effective date of this Registration Statement.
                               ----------------
                        CALCULATION OF REGISTRATION FEE

       Title of Securities       Amount to be          Proposed maximum               Proposed maximum               Amount of
        to be registered        registered (1)      offering price per share     aggregate offering price (2)     registration fee
       -----------------        --------------      ------------------------     ----------------------------     ----------------
Common Stock, $.01 par value.   300,000 shares              $9.25                       $2,775,000.00                $956.90

(1) An additional indeterminable number of shares are also being registered to cover any adjustments required by anti-dilution provisions in the number of shares issuable upon the exercise of options granted under the Ovid Technologies, Inc. 1993 Stock Option Plan.
(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 300,000, the number of shares of Common Stock registered by the Registration Statement as to which options may be granted under the Ovid Technologies, Inc. 1993 Stock Option Plan, by $9.25, the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 19, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                 The contents of the Registration Statement on Form S-8 (Registration No. 33-90278) of Ovid Technologies, Inc., formerly known as CDP Technologies, Inc., as filed with the Securities and Exchange Commission on March 13, 1995, are incorporated herein by reference.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of August, 1996.

                            OVID TECHNOLOGIES, INC.


                            /s/ Mark L. Nelson
                            --------------------------------------------------
                            By:  Mark L. Nelson
                            Title:  President and Chief Executive Officer





                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark L. Nelson, Martin F. Kahn and Jerry P. McAuliffe and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitutions, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                             ---------------------


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                  TITLE
DATE
         ---------                                  ------
- ----
/s/ Mark L. Nelson                          President, Chief
August 22, 1996
- --------------------------                  Executive Officer
   (Mark L. Nelson)                         (Principal Executive
                                            Officer) and Director


/s/ Jerry P. McAuliffe                      Chief Financial Officer
August 22, 1996
- --------------------------                  (Principal Financial and
   (Jerry P. McAuliffe)                     Accounting Officer)


/s/ Martin F. Kahn                          Chairman of the
August 22, 1996
- --------------------------                  Board of Directors
   (Martin F. Kahn)

/s/ Deborah M. Hull                         Chief Operating Officer
August 22, 1996
- --------------------------                  and Director
   (Deborah M. Hull)


/s/ John J. Hanley                          Director
August 22, 1996
- --------------------------
   (John J. Hanley)


- --------------------------                  Director
   (Harry A. Diakoff)

                              INDEX TO EXHIBITS


Exhibit
  No.        Description
- -------      ------------

   4         Ovid Technologies, Inc. 1993 Stock Option Plan, as amended

   5         Opinion of Fulbright & Jaworski L.L.P.

   23.1      Consent of Coopers & Lybrand L.L.P.

   23.2      Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)

   24        Power of Attorney (included in signature page)